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                                                                      EXHIBIT 11

STATEMENT OF COMPUTATION OF PER SHARE EARNINGS


Net loss                                         $ (3,949,895)      $(1,042,912)
                                                 -------------      ------------

Deemed dividend associated with beneficial
 conversion feature of preferred stock             (2,235,519)            -
                                                 -------------      ------------

    Net loss attributed to common stockholders   $ (6,185,414)      $(1,042,912)
                                                 -------------      ------------

Basic and diluted loss per share                 $      (0.28)      $     (0.08)

Deemed dividend associated with beneficial
 conversion feature of preferred stock                  (0.15)             -
                                                 -------------      ------------

Basic and diluted loss per common share          $      (0.43)      $     (0.08)
                                                 -------------      ------------

Basic and diluted weighted average number
 of common shares outstanding                       14,278,129        12,917,693
                                                 -------------      ------------